Exhibit (1)
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Horizon Technology Finance Corporation
312 Farmington Avenue
Farmington, Connecticut 06032

Re:	Registration Statement on Form N-2
Ladies and Gentlemen,
     We have acted as counsel to Horizon Technology Finance Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form N-2 (as amended from time to time, the “Registration Statement”) as filed on December 15, 2011 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “Investment Company Act”), relating to the offer, issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $250,000,000 in aggregate of the following securities:
     (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);
     (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Shares” and, together with the Common Stock, “Shares”);
     (iii) debt securities (the “Debt Securities”);
     (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”);
     (v) subscription rights to purchase Common Stock (the “Rights”); and
     (vi) units comprised of one or more of the other securities described above (the “Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Rights, the “Securities”).
     The Registration Statement also relates to the offer, issuance and sale from time to time by certain selling stockholders named therein (the “Selling Stockholders”) of up to 1,322,669 shares of Common Stock (the “Selling Stockholder Shares”).
     The Registration Statement provides that the Securities and the Selling Stockholder Shares may be issued from time to time in amounts, at prices, and on terms to be set forth in one or more supplements to the final prospectus (a “Prospectus Supplement”) included in the Registration Statement at the time it becomes effective. This opinion is being furnished in accordance with the requirements of Item 25 of Form N-2, and no opinion is expressed herein as to any matter other than as to the legality of the Securities and the Selling Stockholder Shares.

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     The Debt Securities are to be issued under an indenture (the “Indenture”) between the Company and a trustee (the “Trustee”) to be selected by the Company. The Warrants are to be issued under warrant agreements (the “Warrant Agreements”) between the Company and a warrant agent to be identified in the applicable agreement. The Rights are to be issued under subscription agreements (the “Subscription Agreements”) between the Company and a subscription agent to be identified in the applicable agreement.
     As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:
     (i) the Registration Statement;
     (ii) the amended and restated certificate of incorporation of the Company (the “Certificate of Incorporation”);
     (iii) the bylaws of the Company (the “Bylaws”);
     (iv) the form of certificate of Common Stock;
     (v) the form of certificate of designation of Preferred Stock;
     (vi) the form of Indenture;
     (vii) the form of Warrant Agreement;
     (viii) the form of Subscription Agreement and form of subscription certificate;
     (ix) the form of underwriting agreement for equity securities;
     (x) the form of underwriting agreement for debt securities;
     (xi) a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware as of a recent date (the “Certificate of Good Standing”); and
     (xii) the resolutions of the board of directors of the Company (the “Board”) relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement (the “Resolutions”).
     With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons; (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company); (iii) there has been no oral or written modification of or amendment

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to any of the documents submitted to us, by action or omission of the parties or otherwise; (iv) the Registration Statement will be declared effective by the Commission and will continue to be effective, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities and the Selling Stockholder Shares offered thereby and such Securities and the Selling Stockholder Shares will have been issued and sold in accordance with the terms of such Prospectus Supplement; (v) the terms of the Securities as established and the issuance and sale thereof comply with the applicable requirements of the Investment Company Act, (vi) the Resolutions shall remain in effect and unchanged at all times during which the Securities and the Selling Stockholder Shares are offered, sold or issued by the Company and/or the Selling Stockholders; and (vii) any underwriting agreement with respect to such Securities and the Selling Stockholder Shares, if applicable, will have been duly authorized, executed and delivered by the Company and/or the Selling Stockholders and the other parties thereto.
     On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this letter, we are of the opinion that:
     1. Assuming (i) the issuance, offer and sale of the Shares from time to time and the final terms and conditions of such issuance, offer and sale, including those relating to the price and amount of the Shares to be issued, offered and sold, have been duly authorized and determined or otherwise established by proper action of the Board and the stockholders in accordance with the General Corporate Law of the State of Delaware (the “DGCL”), the Certificate of Incorporation, the Bylaws and the Resolutions, (ii) the Shares have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, (iii) upon issuance of the Shares, the total number of shares of Common Stock, in the case that the Shares so issued are Common Stock, or Preferred Stock, in the case that the Shares so issued are Preferred Stock, issued and outstanding does not exceed the total number of shares of Common Stock, in the case that the Shares so issued are Common Stock, or Preferred Stock, in the case that the Shares so issued are Preferred Stock, that the Company is then authorized to issue under the Certificate of Incorporation, (iv) the Certificate of Good Standing remains accurate, (v) in the case of shares of Common Stock or Preferred Stock issuable upon the exercise of the Warrants or shares of Common Stock issuable upon the exercise of the Rights, the assumptions stated in paragraphs numbered (3) and (4) are true and correct and (vi) prior to the issuance of a series of Preferred Stock, an appropriate certificate of designation or board resolution relating to such series of Preferred Stock will have been duly authorized by the Company and filed with the Secretary of State of Delaware, the Shares will be duly authorized, validly issued, fully paid and nonassessable.
     2. Assuming (i) the Indenture relating to the Debt Securities has been duly authorized, executed and delivered by each of the Company and the Trustee in accordance with the terms of the Indenture, (ii) the issuance, offer and sale of the Debt Securities from time to time and the final terms and conditions of the Debt Securities to be so issued, offered and sold, including those relating to price and amount of Debt Securities to be issued, offered and sold (a) have been duly authorized and determined or otherwise established by proper action of the Board and the stockholders in accordance with the Certificate of Incorporation and the Bylaws, (b) are consistent with the terms thereof in the Indenture, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (iii) the Debt Securities have been (a) duly executed and delivered by the Company and duly authenticated by the Trustee in accordance with the Indenture and (b) delivered to, and the agreed

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consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof, the Debt Securities will constitute valid and legally binding obligations of the Company.
     3. Assuming (i) the Warrant Agreements relating to the Warrants have been duly authorized, executed and delivered by the parties thereto, and that no terms included therein would affect the validity of the opinion expressed in this paragraph numbered (3), (ii) the issuance, offer and sale of Warrants from time to time and the final terms and conditions of the Warrants to be so issued, offered and sold, including those relating to price and amount of Warrants to be issued, offered and sold (a) have been duly authorized and determined or otherwise established by proper action of the Board and the stockholders in accordance with the Certificate of Incorporation and the Bylaws, (b) are consistent with the terms thereof in the applicable Warrant Agreement, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (iii) the Warrants have been (a) duly executed and delivered by the Company and duly countersigned in accordance with the applicable Warrant Agreement, and (b) delivered to, and the agreed consideration therefore has been fully paid at the time of such delivery by, the purchasers thereof as anticipated by the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company.
     4. Assuming (i) the Subscription Agreements relating to the Rights have been duly authorized, executed and delivered by the parties thereof, and that no terms included therein would affect the validity of the opinion expressed in this paragraph numbered (4), (ii) the issuance, offer and sale of Rights from time to time and the final terms and conditions of the Rights to be so issued, offered and sold, including those relating to price and amount of Rights to be issued, offered and sold (a) have been duly authorized and determined or otherwise established by proper action of the Board and the stockholders in accordance with the Certificate of Incorporation and the Bylaws, (b) are consistent with the terms thereof in the applicable Subscription Agreement, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (iii) the Rights have been (a) duly executed and delivered by the Company and duly countersigned in accordance with the applicable Subscription Agreement, and (b) delivered to, and the agreed consideration therefore has been fully paid at the time of such delivery by, the purchasers thereof as anticipated by the Registration Statement, the Rights will constitute valid and legally binding obligations of the Company.
     5. Assuming (i) the issuance, offer and sale of the Units from time to time and the final terms and conditions of such issuance, offer and sale, including those relating to the price and amount of the Units to be issued, offered and sold, have been duly authorized and determined or otherwise established by proper action of the Board and the stockholders in accordance with the Certificate of Incorporation and the Bylaws, (ii) the Units have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, (iii) in the case of any shares of Common Stock and/or shares of Preferred Stock owned as part of the Units, the assumptions stated in paragraph number (1) are true and correct, (iv) in the case of any shares of Common Stock or shares of Preferred Stock issuable upon the exercise of the Warrants owned as part of the Units, the assumptions stated in paragraph number (3) are true and correct, (v) in the case of any shares of Common Stock issuable upon the exercise of the

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Rights owned as part of the Units, the assumptions stated in paragraph number (4) are true and correct, (vi) in the case of any Debt Securities owned as part of the Units, the assumptions stated in paragraph number (2) are true and correct and (vii) in the case of any debt obligations of third parties owned as part of the Units, any laws applicable to such debt obligations are not violated, the Units will constitute valid and legally binding obligations of the Company.
     6. The Selling Stockholder Shares have been duly authorized and validly issued, and are fully paid and nonassessable.
     The opinions expressed herein are limited to the DGCL, and, as to the Debt Securities, the Warrants and the Rights constituting valid and legally binding obligations of the Company, the laws of the State of New York, in each case, as in effect on the date hereof, and we express no opinion as to the applicability or effect of the laws of any other jurisdiction, including the securities laws of any state, or the Investment Company Act. The opinion expressed herein as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretations of agreements.
     The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,